UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Arlington Asset Investment Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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On May 31, 2016, Arlington Asset Investment Corp. issued a press release, a complete copy of which is included on the following pages.

Leading Independent Proxy Advisory Firms ISS and Glass Lewis Both Recommend that Arlington Asset Investment Corp. Shareholders Vote “FOR ALL” of Arlington’s Director Nominees

Arlington Urges Shareholders to Protect the Value of Their Investment by

Voting the WHITE Proxy Card Today

ARLINGTON, VA, May 31, 2016 – Arlington Asset Investment Corp. (NYSE: AI) (the “Company” or “Arlington”) today announced that the two leading independent proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), have recommended that Arlington shareholders vote “FOR ALL” eight of Arlington’s highly-qualified and experienced director nominees – Eric F. Billings, J. Rock Tonkel, Jr., Daniel J. Altobello, Daniel E. Berce, David W. Faeder, Peter A. Gallagher, Ralph S. Michael, III and Anthony P. Nader, III – on the WHITE proxy card at the Company’s Annual Meeting of Stockholders on June 9, 2016.

In its May 28, 2016 report, ISS concluded1:

•	“Unaffiliated shareholders should, first and foremost, ask themselves what this contest is really about. It is clearly not about the potential to unlock hidden value for all shareholders, given the dissident’s cost to run the contest alone is more than 7 times its investment in the company’s equity, making the breakeven point on share price appreciation an utterly unrealistic aim. Neither is it about the performance of the current board and management team, as the evidence of numerous equity analysts with far more than 2 days experience analyzing the company and the industry attests. Though it is common for management teams facing a proxy contest to malign the intentions of the activist, in this case the board’s view of the dissident’s real intentions actually provides the most compelling – perhaps the only rational – economic explanation for the contest itself.”

•	“Ultimately there is but one way for unaffiliated shareholders to find out – and the risk of opening that door to find out what’s behind it is so asymmetrically against them that it cannot possibly be worth considering. It is enough to recognize that whatever their intentions if they gain control of the board, the dissidents have not made even a remotely compelling case that change in the board, executive team, or strategy is warranted.”

In its May 27, 2016 report, Glass Lewis concluded1:

•	“Finally, we have a hard time taking the Dissidents’ campaign particularly seriously given the relatively nominal economic commitment made by the Dissidents (who currently own less than 1/20th of 1% of the Company’s outstanding shares) and the fairly short amount of time that the Dissidents have been shareholders of the Company (a period spanning less than three months). The aforementioned factors, coupled with the fact that the Dissidents are suddenly seeking board-level control without making any prior attempts to engage in substantive dialogue with the Company’s board, suggest to us that the Dissidents are likely more interested in pursuing a stealth takeover of the Company as opposed to truly taking steps to enhance value for all Arlington shareholders.”

•	“Our concerns regarding the Dissidents are further bolstered by what we believe has been a troubling series of results at Imation since Clinton Group successfully ran a proxy contest at Imation last year. Notably, during the period that Clinton Group has had board control of Imation, Imation’s share price has lost around two-thirds of its value. Further, Clinton Group and its Imation board nominees have engaged in a series of related party transactions at Imation that, in our view, have largely served to enrich Clinton Group and its affiliates at the expense of Imation and unaffiliated Imation shareholders.”

•	“Moreover, Clinton Group wants to dramatically alter Imation’s business from being a pure-play data storage and security firm to one that additionally engages in completely disparate business lines, as evidenced by this proxy contest and the fact that Imation recently launched a plan to establish a registered investment adviser as a wholly owned subsidiary. Putting one and one together, we believe there is a strong likelihood that the Dissidents may seek to have their recently-established investment adviser replace the Company’s existing management team, thereby enabling the Dissidents to rake in external management fees from the Company at amounts that could be set by the Dissident Nominees.”

In supporting ALL of Arlington’s nominees to the Board at the 2016 Annual Meeting, ISS also stated in its May 28, 2016 report1:

•	“But there is also the matter of the dissidents' ask: having invested only $140,000 in a toehold ownership stake which will allow it status to run a contest, the dissident – which is pivoting from a tech firm to an asset manager – is now seeking control of a company with $3.6 billion in financial assets that board could redeploy. Were those funds redeployed into a hedge fund, as the Clinton Group nominees to the Imation board redeployed the assets of that company after taking control, the fees alone would be enormous.”

In supporting ALL of Arlington’s nominees to the Board at the 2016 Annual Meeting, Glass Lewis also stated in its May 27, 2016 report1:

•	“…we believe that the Company should still be reasonably well-positioned to see an upturn in its economic value to the extent that recent rate and spread trends reverse in the future. We also note that the Company’s board and management team have been actively taking steps in recent quarters to attempt to address the current market conditions.”

•	“If the Dissidents were to gain control of the Company and close out some of the Company’s existing long-term hedges, at least some of the Company’s current unrealized hedge losses would become realized, resulting in a permanent book value impairment.”

Commenting on the ISS and Glass Lewis reports, Arlington issued the following statement:

The unanimous recommendations from ISS and Glass Lewis to vote FOR ALL eight of Arlington’s highly qualified directors underscores our belief that we have the right Board of Directors, the right management team – the right management structure – and the right strategy to continue delivering significant long-term value to Arlington shareholders. Since beginning its current investment strategy, the Company has delivered 25 consecutive quarters of dividends, distributing a total of $19.40 per share, and we believe the Company’s conservatively hedged investment portfolio is well-positioned in an environment where interest rates are expected to rise.

Both ISS and Glass Lewis highlight the significant risk to Arlington shareholders if the Imation Corp. (NYSE: IMN) and Clinton Group, Inc. (collectively, the “Imation Group”) nominees are elected, including the track record of value destruction at Imation Corp. since the Clinton Group took control of Imation that includes questionable self-dealing transactions.

We strongly urge shareholders to follow ISS’s and Glass Lewis’ recommendations and vote FOR Arlington’s director nominees – Eric F. Billings, J. Rock Tonkel, Jr., Daniel J. Altobello, Daniel E. Berce, David W. Faeder, Peter A. Gallagher, Ralph S. Michael, III and Anthony P. Nader, III.

Arlington shareholders are reminded that their vote is extremely important, no matter how many or how few shares they own. Arlington recommends that shareholders reelect the Company’s current leaders by voting the WHITE proxy card today “FOR ALL” of Arlington’s highly-qualified and experienced director nominees.

Your Vote Is Important, No Matter How Many or How Few Shares You Own

If you have any questions or need assistance voting, please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders may call toll free: 1-888-750-5834

Banks and Brokers may call collect: 212-750-5833

IMPORTANT

We urge you NOT to sign any gold proxy card sent to you by the Imation Group.

If you have already done so, you have every legal right to change your vote by using the enclosed WHITE proxy card to vote TODAY—by telephone, via Internet, or by signing, dating and returning the WHITE proxy card in the postage paid envelope provided.

About Arlington Asset Investment Corp.

Arlington Asset Investment Corp. (NYSE: AI) is a principal investment firm that currently invests primarily in mortgage-related and other assets. The Company is headquartered in the Washington, D.C. metropolitan area. For more information, please visit www.arlingtonasset.com.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company’s 2016 Annual Meeting of Shareholders. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company's shareholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise as of April 7, 2016, is set forth in the Company’s definitive proxy statement for its 2016 Annual Meeting of Shareholders, filed with the SEC on April 18, 2016. Additional information can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 16, 2016. These documents are available free of charge at the SEC's website at www.sec.gov.

Shareholders will be able to obtain, free of charge, copies of these documents, including any proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of the Company’s website at http://www.arlingtonasset.com/.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements in this communication that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, and in our other filings with the SEC. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

Contacts

Investors:
Richard Konzmann
703.373.0200
ir@arlingtonasset.com

Jonathan Salzberger / Scott Winter
Innisfree M&A Incorporated
212-750-5833

Media:
Steve Frankel / James Golden / Nick Lamplough
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

1 Permission to use quotations neither sought nor obtained.